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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2004

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-12(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 (originally filed under Item 2)—Acquisition or Disposition of Assets

        On June 11, 2004, Isonics Corporation ("Isonics" or "we") completed a transaction by which Isonics Vancouver, Inc. (a newly-formed, wholly-owned subsidiary of Isonics) acquired the silicon wafer manufacturing business and related assets from EnCompass Materials Group, Ltd., a privately-held corporation in Vancouver, Washington ("EMG"). To complete the transaction, we paid EMG (who has subsequently changed its name to Silver Silicon Ltd.):

  •
  a $1,700,000 promissory note (secured by the assets acquired and certain other assets owned by us relating to our SOI business), payable over 33 months with 6% interest;

  •
  731,930 shares of our restricted common stock (valued at $1,171,088 based upon the fair market value of the stock on June 11, 2004);

  •
  Payment of approximately $380,000 to satisfy certain of EMG's obligations; and

  •
  Assumption of other EMG payables in the approximate amount of $300,000 and assumption of certain future obligations (such as EMG's real property leases).

        We completed the transaction pursuant to an asset purchase agreement that we executed on June 7, 2004.

        The assets that we purchased included all of EMG's trade receivables, inventory to support EMG's normal business operations, property, plant and equipment necessary to operate EMG's business operations, EMG's prepayments for the purchase of materials and supplies to be consumed in the ordinary course of business. We also assumed a number of contracts related to the continuing operations of the business previously conducted by EMG, including certain supply contracts, the real estate leases, maintenance agreements, unfilled customer orders, and two sales representative agreements.

        The equipment that we acquired is the equipment necessary to continue EMG's manufacturing and reclamation of silicon wafers business including grinders, polishers, final clean system, packaging unit, and metrology tools. We intend to consolidate our equipment located in our separate Vancouver, Washington facility with the EMG equipment in EMG's leased space and conduct and expand our silicon-on-insulator (SOI) wafer manufacturing business as we attempt to expand the silicon wafer manufacturing and reclamation business we have acquired from EMG.

        Our vice president, Hans Walitzki, who has been in charge of our Vancouver operations will oversee the combined operations, subject to the supervision of our president, James E. Alexander. We have also hired (for a three year term) Robert Swor, previously president of EMG, to assist us in a number of ways as director of operations at our Vancouver, Washington facility.

Item 8.01—Other Events (originally filed under Item 5)

Item 701 Disclosure—Recent Sales of Unregistered Securities

        As described above, on June 11, 2004, we issued 731,930 shares of our restricted common stock to EMG as partial consideration for the completion of the transaction described above. EMG represented that it, and its two equity holders, were accredited investors. The following sets forth the information required by Item 701 in connection with that transaction:

(a)
The transaction was completed effective June 11, 2004.

(b)
There was no placement agent or underwriter for the transaction.

(c)
The shares were not sold for cash. The shares were issued in partial consideration for the purchase by our wholly-owned subsidiary of assets as described above. At the time the number of shares was calculated, the market price of our stock was approximately $1.06 per share.

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(d)
We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Isonics it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)
The common stock issued in this transaction are not convertible or exchangeable. No warrants were issued in this transaction. We did grant the holder certain registration rights, including piggy-back registration rights for the shares issued, and the right to demand registration if the shares have not been registered before December 11, 2004.

(f)
We received no cash proceeds from the issuance of the shares.

Item 9.01—Financial Statements and Exhibits (originally filed under Item 7)

(a)
Financial Statements of Businesses Acquired.

        Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm for EnCompass Materials Group Limited for the period April 15, 2002 (date of inception) to December 31, 2002, the year ended December 31, 2003 and the three months ended March 31, 2004 and 2003 (unaudited) (attached as Exhibit 4 and by this reference incorporated herein).

(b)
Pro forma financial information.

        Pro forma financial information of Isonics Corporation and EnCompass Materials Group Limited (attached as Exhibit 5 and by this reference incorporated herein).

(c)
Exhibits

4.1	*	Asset Purchase Agreement
4.2	*	Registration Rights Agreement
23.1	+	Consent of independent accountants
99.1	*	Press release announcing the completion of the transaction, issued June 10, 2004
99.2	+	Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm for EnCompass Materials Group Limited for the periods stated above
99.3	+	Pro forma financial information of Isonics Corporation and EnCompass Materials Group Limited.

*
Previously filed.

+
Filed herewith.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of August 2004.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 2.01 (originally filed under Item 2)—Acquisition or Disposition of Assets
  Item 8.01—Other Events (originally filed under Item 5)
  Item 9.01—Financial Statements and Exhibits (originally filed under Item 7)
SIGNATURES